Registration No. 333-180954

As filed with the Securities and Exchange Commission on August 6 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRONTO CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7521 (Primary Standard Industrial Classification Number)	68-0682410 (IRS Employer Identification Number)

Pronto Corp.

909 Bay Street, Suite 812

Toronto, Ontario, Canada M5S 3G2

 (514) 513-7579

 (Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074

(702) 866-2500

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

David Lubin, Esq.

David Lubin & Associates, PLLC

10 Union Avenue

Suite 5

Lynbrook, NY 11563

Tel. (516) 887-8200

Fax.  (516) 887-8250

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨	Accelerated filer ¨
Non-accelerated filer ¨	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	per Share (2)	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,500,000	$0.03	$75,000	$8.60
TOTAL	2,500,000	$-	$75,000	$8.60*

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

* Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRONTO CORP.

2,500,000 Shares of Common Stock

$0.03per share

This is the initial offering of common stock of Pronto Corp. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 2,500,000 shares of common stock at a price of $0.03 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.   The shares are being offered at a fixed price of $0.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. The offering will not be extended beyond 180 days.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Pronto Corp. is a development stage company and has recently started its operation. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 8 through 13 before buying any shares of Pronto Corp.’s common stocks. Our independent registered public accountant has issued an audit opinion for Pronto Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for quoting on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations.  If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

	Offering Price	Expenses(1)	Proceeds to Company
Per share	$0.03	$0.003	$0.027
Total	$75,000	$7,000	$68,000

(1) Expenses include legal and accounting fees in connection with this offering.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____, 2012

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “PRONTO CORP.” REFERS TO “PRONTO CORP.” YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 8 and 13, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on December 22, 2011 to engage in the development and operation of a business engaged in the remote parking payment service. Our principal executive offices are located at 909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2. Our phone number is (514) 513-7579.  We are a development stage company and just recently started our operations. We have never intended and do not intend to be a blank check or shell company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. Although we have no assets, we have our first contract and have commenced operations. We completed our first fiscal year end on February 29 and we have no subsidiaries. Our only employee is our sole director and officer, Ms. Svetlana Gofman and she will be devoting approximately twenty hours per week to our operations.

We require a minimum funding of $50,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail.

We are a company without revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from December 22, 2011 (date of inception) to May 31, 2012, report no revenues and a net loss of $11,008. As of May 31, 2012 we had $92 in cash on hand. As of the date of this prospectus we had $66 in cash on hand. Our independent registered public accountant has issued an audit opinion for Pronto Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the only operations we have engaged in are the development of a business plan, the research of the parking business in Montreal, Canada, the registration of a domain name for our website (parkking.ca) and the execution of an Independent Contractor's Agreement on March 27, 2012 with Maxim Belov. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $50,000, our business may fail. Even if we raise $50,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status. Our monthly burn rate is approximately $4,167. This is the estimated minimum amount to be incurred over the next 12 months for proposed operations and costs associated with this offering and maintaining a reporting status with the SEC .. It is calculated by dividing $50,000 by 12 months. The present capital will not be sufficient to fund our operation for any period of time at this burn rate. We depend on funds from this public offering. A more detailed breakdown of costs is included in our plan of operations. The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Pronto Corp.
The offering:	Self-underwritten, best-efforts offering with no minimum subscription requirement.
Securities Being Offered:	2,500,000 shares of common stock
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus.

Gross Proceeds if 100% of the Shares Are Sold	$75,000
Gross Proceeds if Two-Third of the Shares Are Sold	$50,000
Gross Proceeds if One-Third of the Shares Are Sold	$25,000
Securities Issued and Outstanding:	There are 2,600,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Svetlana Gofman.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2
Telephone Number:	(514) 513-7579

Selected financial data

 The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from December 22, 2011 (date of inception) to May 31, 2012, included on Page F-1 in this prospectus.

As of May 31, 2012 (Unaudited)
Balance Sheet
Total Assets	$92
Total Liabilities	$8,500
Stockholders’ Equity (Deficit)	$(8,408)
Period from December 22, 2011 (date of inception) to May 31, 2012
Income Statement
Revenue	$-
Total Expenses	$11,008
Net Loss	$(11,008)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $50,000 to commence operations for the 12-month period and pay offering expenses and expenses for maintaining a reporting status with the SEC. Therefore, if we sell one-third of the shares in this offering and only raise $25,000, we will need additional $25,000 to complete further development of our business plan. As of the date of this prospectus, we have not taken any steps to seek additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. If we are unable to obtain additional working capital our business may fail.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on December 22, 2011 and have recently started our operations.  We have not realized any revenues to date. Our proposed remote parking payment service business is under development and we do not offer our service for public use yet.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2012 is $11,008. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our service. According to our plan of operation, we expect our operating losses in the next twelve months period following to the completion of this offering to be approximately $43,000. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

• we incur delays and additional expenses related to the development of our service aplication or a commercial market for our service or

• we are unable to create a substantial market for our service; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in late 2011. Our success depends on our ability to build and maintain the brand image for our remote parking payment service. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our  brand image and on customer preferences. Actual or perceived service quality issues or allegations of service flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to avoid using our remote parking payment service.

If we are unable to attract enough customers to use our service, our business will fail.

We plan that our revenue will come from people who wish to pay for parking using their mobile devices or computers; therefore we need to attract enough customers to use our service. We have not identified any customers and we cannot guarantee that we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we are unable to attract enough customers and generate profit, our business will fail.

If we are unable to complete our plan to develop and market our remote parking payment service, we will not be able to generate revenues and you will lose your investment.

We have not completed our plan to develop and market our remote parking payment service, and we have no revenues from the use of our service. The success of our proposed business will depend on the completion of our plan and the acceptance of our service by the general public.  Achieving such acceptance will require significant marketing investment.  Once our remote parking payment service is developed, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our service is not accepted at sufficient levels, our business will fail.

The parking meter owner may not be interested in our mobile application, therefore we may never generate revenue and our business will fail.

We have not yet approached the owner of the parking meters or its general partner, which operates the meters that we want to have our mobile pay application work on. The parking meter owner may not be interested in our mobile application, therefore we may never generate revenue and our business will fail.

There is no assurance that city officials will allow our mobile application to work to pay the parking fee in Montreal.

We have not spoken with city officials about our mobile application being used on parking meters in the city and there is no assurance that they will allow our mobile application to work to pay the parking fee in the city.

Even if an agreement is reached with the owner of the parking meters, the owner may cease to allow our mobile application to work to pay the parking fee on its meters. If that occurs, our business will fail.

We plan that our revenue will come from people who wish to pay for parking using their mobile devices or computers. Even if an agreement is reached with the owner of the parking meters and we start to generate revenue, the owner may cease to allow our mobile application to work to pay the parking fee on its meters. In this case we will not be able continue our operations, in which case you could lose your investment.

It is likely that will face similar obstacles if you try to present our application to the meter owners in other cities.

In case we do not reach an agreement with the owner and operator of the parking meters in Montreal, we will face similar obstacles if you try to present our application to the meter owners in other cities. Also, we may need additional financing to present our application in other cities which may not be available to us.

Our mobile application may not work on the parking meters because we are not able to test them out as we are developing them, since we are not working in conjunction with the owner or operator of the meters.

Because we are not able to test out our mobile application as we are developing them, since we are not working in conjunction with the owner or operator of the meters, our mobile application may not work on the parking meters. If that should occur, you could lose your investment.

Any fee structure for the person paying the parking meter fee and us receiving a fee for our service may not be reached between us and parking meter owner.

Any fee structure for the person paying the parking meter fee and us receiving a fee for our service may not be reached between us and parking meter owner. Therefore, we will need to restructure our fee schedule, in which case we can lose part or all our revenue. If that occurs, our business will fail.

Mr. Belov, the only contractor that we have entered into an agreement with to develop the mobile application, does not have experience in developing similar mobile device applications.

We currently do not have the technology to run our remote parking payment service and Mr. Belov, the only contractor that we have entered into an agreement with to develop the mobile application, does not have experience in developing similar mobile device applications.

The effect of the recent economic crisis may impact our business, operating results or financial conditions.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our remote parking payment service and obtain financing.

Technical difficulties or network interruptions that beyond our control can negatively affect to our business.

We plan to develop a mobile parking payment application software that will run on customer’s mobile devices or computers that use existing networks. In order for the software to be successful, it needs to be running on a reliable network. Network providers often experience downtime, and if the network is not working properly neither will the mobile application provided by us.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our service known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We depend to a significant extent on our sole officer and director, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Ms. Svetlana Gofman for all of our operations.  The loss of Ms. Gofman will have a substantial negative effect on our company and may cause our business to fail.  Ms. Gofman has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Ms. Gofman’s services could prevent us from completing the development of our business and having revenues.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Because our sole officer and director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Ms. Svetlana Gofman, will only be devoting limited time to our operations. Ms. Gofman intends to devote approximately twenty hours per week to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Svetlana Gofman from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Gofman may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Because our sole officer and director owns 100% of the company’s shares and will own 50.98% or more of our outstanding common stock upon the successful completion of this offering, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

As of the date of this prospectus, Ms. Gofman, our sole officer and director, owns 100% of the company’s shares and will own 50.98% of our common stock if all of the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Gofman may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

Because our principal assets are located outside of the United States and Svetlana Gofman, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Ms. Gofman, or to enforce a judgment rendered by a United States court against us or Ms. Gofman.

Our principal operations and assets are located outside of the United States, and Svetlana Gofman, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Gofman in the United States, and it may be difficult to enforce any judgment rendered against Ms. Gofman. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Gofman, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Canada may render that investor unable to enforce a judgment against the assets of Ms. Gofman. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment regardless of the number of securities sold in the offering.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Risks Associated with our Common Stock

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.03 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $7,000 cost of this registration statement to be paid from proceeds from this offering.  Ms. Svetlana Gofman, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Svetlana Gofman, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,600,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,600,000 shares of our common stock since our inception on December 22, 2011. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company.  Each individual use of proceeds is disclosed in the order of priority in which any such proceeds will be used. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $75,000 as anticipated.

	$25,000	$50,000	$75,000
Gross proceeds	$25,000	$50,000	75,000
Registration Costs	$7,000	$7,000	7,000
Net proceeds	$18,000	$43,000	68,000

The net proceeds will be used as follows:
Legal and Professional fees	$$10,000	$$10,000	$10,000
Parking Payment Application Development	$$8,000	$$18,340	$18,340
Office set up	$-	$$3,000	$4,000
Website development	$-	$$3,000	$4,000
Marketing campaign	$-	$$7,660	$29,660
Other expenses	-	$1,000	$2,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise less than $50,000 in this offering the only expected source of funds to develop parking payment application, set up office, develop a website and commence marketing campaign is a loan from our director. If necessary, Svetlana Gofman, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process, in the event the registration costs exceed $7,000, and to maintain a reporting status with the SEC, however, there is no guarantee that Ms. Gofman will provide such a loan. No proceeds from this offering will be used to repay Ms. Gofman for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $50,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2012, the net tangible book value of our shares of common stock was $(8,408) or approximately $0 per share based upon 2,600,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,100,000 shares then outstanding will be $66,592 or approximately $0.0131 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0131 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0131 per share.

After completion of this offering, if 2,500,000 shares are sold, investors in the offering will own approximately 49.02% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.03per share. Our existing stockholders will own approximately 50.98% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,600.00 or $0.001 per share.

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event two-third of the shares are sold, the net tangible book value of the 4,266,667 shares then outstanding will be $41,592 or approximately $0.0097 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0097 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0097 per share.

After completion of this offering investors in the offering will own approximately 39.06% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.03per share. Our existing stockholders will own approximately 60.94% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,600.00 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event one-third of the shares are sold, the net tangible book value of the 3,433,333 shares then outstanding will be $16,592 or approximately $0.0048 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0048 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0048 per share.

After completion of this offering investors in the offering will own approximately 24.27% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.03 per share. Our existing stockholders will own approximately 75.73% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,600.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0131
Increase to present stockholders in net tangible book value per share
after offering	$0.0131
Capital contributions	$2,600
Number of shares outstanding before the offering	2,600,000
Number of shares after offering assuming the sale of the maximum
number of shares	5,100,000
Percentage of ownership after offering	50.98%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.0169
Capital contributions	$75,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholder	3.35%
Percentage of capital contributions by new investors	96.65%
Percentage of ownership after offering	49.02%

Purchasers of Shares in this Offering if Two -Third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0203
Capital contributions	$50,000
Number of shares after offering held by public investors	1,666,667
Percentage of capital contributions by existing shareholder	4.94%
Percentage of capital contributions by new investors	95.06%
Percentage of ownership after offering	39.06%

Purchasers of Shares in this Offering if One-Third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0252
Capital contributions	$25,000
Number of shares after offering held by public investors	833,333
Percentage of capital contributions by existing shareholder	9.42%
Percentage of capital contributions by new investors	90.58%
Percentage of ownership after offering	24.27%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Pronto Corp. has 2,600,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 2,500,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Svetlana Gofman will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Gofman is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Gofman will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Gofman is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Gofman will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Gofmanwill not and has not participated in the selling of any securities for any issuer more than once every twelve months.

Pronto Corp. will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pronto Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Pronto Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Pronto Corp.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $ 92 as of May 31, 2012. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Svetlana Gofman, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Gofman has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Ms. Gofman or her affiliates.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

We were incorporated in the State of Nevada on December 22, 2011.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. From December 22, 2011 (inception) to May 31, 2012, we have incurred accumulated net losses of $11,008.  As of May 31, 2012, we had total assets of $92, and total liabilities of $8,500, respectively. Our business office is located at 909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2. To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to expand operations, we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully attract customers who will use our remote parking payment service, we may quickly use up the proceeds from this offering.

Our monthly burn rate is approximately $4,167. This is the estimated minimum amount to be incurred over the next 12 months for proposed operations and costs associated with this offering and maintaining a reporting status with the SEC .. It is calculated by dividing $50,000 by 12 months. The present capital will not be sufficient to fund our operation for any period of time at this burn rate. We depend on funds from this public offering. A more detailed breakdown of costs is included in this section below. The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

Our intended business is the remote parking payment service in Montreal, Canada. We intend to develop a service application by which individuals could pay their parking meters through an application on their mobile devices while sitting in class, at a movie theatre, at a meeting, or any other places. We have not generated any revenues and our principal business activities to date consists of creating a business plan, registering a domain name for our website and entering into an Independent Contractor's Agreement on March 27, 2012 with Maxim Belov, an independent contractor who is going to develop a software application for us. We have never intended and do not intend to be a blank check company or a shell company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. Although we have no assets, we have our first contract and have commenced operations.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell our remote parking service in Montreal, Canada. Our plan of operations is as follows:

Complete our public offering.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

2nd

Set up Office.

Time Frame: 1 st - 2nd months.

Estimated cost: $3,000-$4,000

Upon completion of our offering we plan to set up office and acquire the necessary equipment to begin operations. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment to begin operations.  Svetlana Gofman, our sole officer and director will handle our administrative duties.

Develop Parking Payment Applications.

Time Frame: 2nd -8 th months.

Estimated cost: $18,340

When our office is set up, we intend to begin developing our remote parking payment software application for mobile devises. On March 27, 2012 we signed an Independent Contractor's Agreement with Maxim Belov who agreed to develop remote payment application for mobile devices. We plan to develop three different “Remote Payment services” software applications:

1. For iDevices, such as iPhone and iPad;

2. For mobile devises using Android operating system;

3. Blackberry devices.

The total cost is $15,000 or $5,000 each application. Timeline: $5,000 has been already paid and we anticipate paying the remaining $10,000 in December 2012. According to the Independent Contractor's Agreement, we have to pay $5,000 retainer to Maxim Belov, an independent contractor, to develop mobile applications. We paid the retainer on May 29, 2012. Maxim Belov agrees to deliver final software applications no later than 6 months after receiving the retainer payment; therefore, we anticipate receiving them no later than in December 2012. According to the agreement, we will have to pay $10,000 balance payment after the completion of development of mobile application. We do not anticipate other costs for application development, but we agreed also to reimburse Maxim Belov for reasonable and necessary expenses incurred in the performance of his services; provided, however, that all such expenses shall be subject to our prior approval. If these expenses arise, we will need additional funds which may not be available to us.

During development of our application we need to join the Apple Developer Program. Apple Developer is Apple Inc.'s developer network. It is designed to make resources available to help software developers write software for the Mac OS X and iOS platforms. To be registered as an Apple developer means to have access to a complete set of technical resources, support, pre-release software and everything needed to create applications for iPod, iPhone and iPad. Apple Inc. allows anyone register as an Apple Developer. The cost is US$99/year. Timeline: 2nd-4th months after completion of our offering.

By December 2012 we need hosting for our server. The estimated costs are $20 per months. Therefore, annual costs will be $240. Timeline: $20 each month starting December 2012.

We plan to test our application with an independent software testing company. We intend to conduct functional testing to ensure that our software and its components function correctly and conform to our requirements. Also, we intend to conduct performance and stress testing which is used to diagnose the performance and stability of software under normal and extreme operating (often at the breaking point) conditions, and finally security testing to checks the reliability of our software and system security, protecting end users from the theft or loss of private and sensitive data. We budget $3,000 for independent testing. If we need more funds for testing, we need to seek for additional funds which may not be available to us. As of today we have not contacted any software testing company. Timeline: 4th -6th months after completion our offering.

As soon as our application is tested by the independent contractor, presented to Stationnement de Montréal and when/if it is accepted by Stationnement de Montréal and linked to their system, we plan to test it at the parking meters. According to the Independent Contractor's Agreement, Maxim Belov will perform this testing. We will pay for parking spaces in the different parts of Montreal using our application. We believe that the company operating parking meters will refund us funds spent during the testing. However, we have no agreement with the company operating the parking meters, have not spoken with that company at all and there is no guarantee that we will be repaid any funds we use for testing the application. If they refuse to do so we will need additional financing. We may also need some funds for presentation of our application to Stationnement de Montréal. We plan to use funds preserved for “other expenses” and/or for marketing campaign. Timeline: 6th-7th months.

When our application is tested, it is ready for installation to our server and to be linked to the existing electronic parking system and the central computer. Timeline: 7th-8th months. It is not required any material costs. We will not install any signs or additional equipment on the meters (that are actually just poles with parking spot numbers). We intend, however, to place a sticker on each meter with our application name and Quick Response Code, a code consisting of black modules (square dots) arranged in a square pattern on a white background. By installing a bar code-reading application, our potential customers can take a photo of the bar code by a built-in digital camera on the back of their mobile devices, and will be linked to our website. On the website the customers can download our application and read information about our application, our service and our conditions including our fee for the application usage. W hen our potential customers see the QR Code on the meter they will understand that this is a way to pay for parking. Placing stickers does not require big material costs and this is a part of our marketing campaign described below.

Replenishing a parking meter is not a physical action anymore. This is virtual transaction. Even though a customer has to pay at a pay station now, the central computer is the only place which keeps tracking of paid and unpaid meters. Nothing is linked to the meters and they do not have any mechanism or wires. A meter is just a pole identifying a parking number, while all payments are tracked by the central computer. When customer s pay parking fees, they do not do anything with parking meters. T he information goes to the central computer and nothing is reflected in the meter.

If we sell at least two-third of shares in this offering we will have funds to develop parking payment application, set up office, develop a website and commence marketing campaign. However, there is no assurance that we sell any shares in this offering. In this case we will need additional financing. As of the date of this prospectus, we have not taken any steps to seek additional financing.

Develop Our Website.

Time Frame: 3 rd -8 th months.

Estimated cost: $3,000-4,000

When our office is set up, we also intend to begin developing our website. As of today we have registered a domain name for our website (parkking.ca). We plan to hire a web designer to help us design and develop our website.  We do not have any written agreements with any web designers at current time. We believe that it will cost between $3,000 and $4,000for our website to be operational.  It will take up to five months to develop and test our website.  There will be information about us, about our service and application and their advantages, troubleshooting, terms of use, frequently asked questions and download page. Updating and improving our website will continue throughout the lifetime of our operations.

Commence Marketing Campaign.

Time Frame: 8 th -12 th months.

Estimated cost: $10,000-$32,000

Once our software applications are developed and our website is operational, we plan begin to market our service. We plan to place a sticker on each meter with Quick Response Code We intend to use marketing strategies, such as web advertisements, internet promotion tools on Facebook and Twitter, social networking and "word of mouth" advertising. We plan to print catalogues and flyers and mail them to potential customers. We also plan to use traditional advertising including newspapers, magazines, outdoor advertizing and direct mail. We intend to spend from $10,000 to $32,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain sufficient number of customers using our service at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Number of shares sold	33.33%	66.66%	100%
Net proceeds	$18,000	$43,000	$68,000
Legal and Professional fees	$10,000	$10,000	$10,000
Parking Payment Application Development	$8,000	$18,340	$18,340
Office set up	-	$3,000	$4,000
Website development	-	$3,000	$4,000
Marketing campaign	-	$7,660	$29,660
Other expenses	-	$1,000	$2,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

The needed financing currently is not available. We need the proceeds from this offering to implement our plan of operation. We require a minimum funding of $50,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. As of the date of this prospectus, we have not taken any steps to seek additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

W e are not sure if we will be in full operation and selling your service within 12 months of completing the offering as we have no control over the timing of the matters that must be decided upon or determined by the owner/operator of the parking meter system or city officials. Also, there is no guarantee that we will ever be in full operation and generate revenues and there is no guarantee that we will be able to raise funds through this offering. Until customers start to use our remote parking payment service, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Svetlana Gofman, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our service, Ms. Gofman has agreed to commit more time as required. Because Ms. Gofman will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

Results of operations

From Inception on December 22, 2011 to May 31, 2012

During the period we incorporated the company, registered a domain name for our web-site, entered into an Independent Contractor's Agreement on March 27, 2012 and prepared a business plan. We have not generated any revenues since our inception on December 22, 2011 and our operating expenses were comprised of general and administrative expenses of $ 5,508 and professional fees of $5,500. Our total assets at May 31, 2012 were $92, consisting solely of cash on hand.  We currently anticipate that fees associated with reporting obligations will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $10,000. We have not started our proposed business operations and will not do so until we have completed this offering.

Liquidity and capital resources

As of May 31, 2012, the Company had $92 cash and our liabilities were $8,500, comprising $8,500 owed to Svetlana Gofman, our sole officer and director.  The current available capital reserves of the Company are not sufficient for the Company to remain operational. We require the funding from this offering to implement our business plan. Since inception, we have sold 2,600,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,600.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Svetlana Gofman, has verbally agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If two-third of shares is sold for the gross proceeds of $50,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. Therefore, the funds available for our operations in the first year after paying registration costs will be approximately $33,000.

Management believes that if we sell two-third of the shares in this offering so that we can complete our development program, we will likely generate revenue in the middle of 2013. However, there is no assurance that we will be able to sell two-third of the shares or will ever generate revenue.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than two-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on December 22, 2011.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at 909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2. Our telephone number is (514) 513-7579.

In General

We were incorporated in the State of Nevada on December 22, 2011. We just recently started our operations. Our business is the remote parking payment service. We intend to develop a service application by which individuals could pay their parking meters through an application on their mobile devices while sitting in class, at a movie theatre, at a restaurant, at a meeting, or any other places. We have not generated any revenues and our principal business activities to date consist of creating a business plan, registering a domain name for our website and entering into an Independent Contractor's Agreement on March 27, 2012 with Maxim Belov, an independent contractor who agreed to develop for us a software application for mobile devices. Maxim Belov does not have experience in developing similar mobile device applications; however, he has experience in the software development and IT project management.

Needed financing currently is not available to implement our business plan. We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. The total estimated amount of funds required to develop our business is $ 50,000. We need funds for offering and registration costs, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We are a development stage company and have not earned any revenue from operations to date. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.  Notwithstanding that we have no cash, we have a very specific, clearly defined business plan and are not a shell or blank check company. We have no intentions to effectuate any merger, acquisition or business reorganization with any entity.

Our Service Overview

We plan to develop and offer remote parking payment service. Now-a-days meters’ maximum time in Montreal is 2 hours, but many circumstances – planned or un-foreseen can be longer. We intend to develop a remote parking payment software application for mobile devices allowing potential customers pay their parking meters through their mobile phones ant tablets. Our service will be targeted toward the general public. We believe that all people driving cars and parking them in the areas with parking meters are our potential customers. We plan to develop a remote parking software application available to download to iDevices such iPhone and iPad from the iTunes Store or our website, as well as to Android and BlackBerry devices.

The total cost is $15,000 or $5,000 for each application. We paid the retainer of $5,000 to Maxim Belov according to the Independent Contractor's Agreement on May 29, 2012. Maxim Belov agrees to deliver final software applications no later than 6 months after receiving the retainer payment; therefore, we anticipate receiving them no later than in December 2012. We do not anticipate other costs for application development, but we agreed also to reimburse Maxim Belov for reasonable and necessary expenses incurred in the performance of his services; provided, however, that all such expenses shall be subject to our prior approval. If these expenses arise, we will need additional funds which may not be available to us. During development of our application we need to join the Apple Developer Program, which will cost us US$99/year. By December 2012 we need hosting for our server. The estimated costs are $20 per months. Therefore, annual costs will be $240.

We plan to test our application with an independent software testing company. We budget $3,000 for independent testing. As of today we have not contacted any software testing company. We may also need some funds for presentation of our application to Stationnement de Montréal. We plan to use funds preserved for “other expenses” and/or for marketing campaign. When our application is tested, it is ready for installation to our server and to be linked to the existing electronic parking system and the central computer. It does not require any material costs. If we need more funds for testing or to cover other business expenses, we need to seek for additional funds which may not be available to us.

We believe that there is market for our service as some students and teachers cannot leave classes to pay for parking when two hour limit is expired; some shoppers do not want to leave the shopping mall to go pay for a parking spot; some professionals have longer meetings than expected. The weather could work as our advantage as well. During a snowstorm or a rainy day, many people would prefer to pay for parking remotely than go outside.

Montreal currently has an electronic parking system; however it requires a physical presence of a person at a pay station. Customers can pay by coins or credit cards and they have to do it at minimum every two hours. Therefore, every two hours customers have to find a pay station to extend the parking time which is not very convenient. All parking meters are owned by Stationnement de Montréal and located all over the city. Accesum Inc., its general partner, acts on behalf of Stationnement de Montréal and operates the meters.

Because the electronic parking system already exists in Montreal , we believe that no major modification is required to add our remote paying service. However, we have no agreement with the operator of the parking meters in the city nor have we spoken with the operator of the parking meters, so we cannot be certain that there are no other physical modifications needed and that we might face other obstacles to implement our services. Replenishing a parking meter is not a physical action anymore. This is virtual transaction. Even though a customer has to pay at a pay station now, the central computer is the only place which keeps tracking of paid and unpaid meters. Nothing is linked to the meters and they do not have any mechanism or wires. A meter is just a pole identifying a parking number, while all payments are tracked by the central computer. Currently, customers have to memorize a number of a parking space indicated on the plaque mounted on a pole (parking meter) and pay at a pay station located nearby on the street. They cannot pay at the meter. When they paid parking fees, the information goes to the central computer and nothing is reflected in the meter. A parking inspector has special devise connected to the central computer that shows which parking space is paid and what one is not. With our proposed application potential customers will not need to go to a pay station. They will need to memorize parking space number and pay from mobile device or computer with access to internet.

Our remote parking application intends to be only an option to pay for parking. If a person does not want to go outside to extend the parking time, he can use our application. Our intended remote application will work through internet, and our server will be linked to the existing electronic parking system and the central computer. Due to the fact that replenishing the parking payment fee is virtual transaction, our potential customers will be able to pay for parking using their mobile devices from any places and any distances. They just need to enter their parking space letter and numbers as indicated on the plaque mounted on a pole (parking meter) near the parking space. This is the same way how the pay stations work now.

The money for the parking space usage replenished by our intended remote application will be credited and remitted directly to the owner of the meters. A customer who wants to use our application must register by providing his credit card information (currently he is required to just swipe a card) at the registration process and accept our charge of $1 per transaction for usage of our application. When the customer uses our application, he has to enter the parking space number shown at the meter which he wants to pay. As our server will be linked to the existing central computer, it will track this transaction and receive the payment. The parking meters owner will receive full parking fees and we will receive $1 revenue immediately after transaction.

The structure of our application is ready with all details. All we need is to develop a mobile software application. As soon as it is developed, we plan to present it to Stationnement de Montréal and explain all advantages. As our application will be only another option to pay for parking, the parking meters do not need to be reprogrammed for our application, and no changes have to be made to the way they work. Customers using our mobile parking application to pay for their parking or extension of the parking time will be charged $1 by us. Therefore, a person has a choice, for example, to interrupt an important business meeting or leave during an exam to pay at a pay station somewhere on the street or to do it immediately using our application through a mobile device, paying us a $1 fee. However, there is no assurance that Stationnement de Montréal will agree to conclude such an agreement with us and add the option to pay for parking through our application to their existing system. In this case we will present our application to the meters owners in other cities in Canada and USA.

We are not aware of any governmental approval of our product and do not believe that the fee we intend to charge for our remote parking application would be regulated by any authority as we offer an additional, more convenient option to pay for parking, while the existing parking paying system will continue to work.

In order to develop our mobile application and start our operations we need funds to set up office, develop parking payment application, develop our website and start marketing campaign. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, therefore we need to raise money in this offering. We need $3,000-$4,000 to establish our office and acquire the necessary equipment which we plan to set up in the 1st-2nd months upon completing our offering. In the 2nd-8th month after we complete our offering we plan to develop our parking payment application and our website. We need minimum $4,000 for website development and $15,000 for application development. Once our software application is developed and our website is operational, we plan begin to market our service and need at least $10,000 dollars for the marketing campaign.

Potential Customers

The target market is composed of drivers starting from the age of 16 years old, parking their cars, motorcycles or scooters in areas with parking meters such as downtown. Our potential customers are:

- Educational institution individuals including students and teachers from colleges and universities. Many classes last longer than two hours, which is the maximum time allowed to pay at the parking meters at once. Especially, our service will be very important for this group during exams.

- People working in geographic areas with parking meters, who drive to work. This target market includes individuals working in offices, stores, restaurant, malls, hospitals and other places. Due to unexpected circumstances, these people may not be able to leave work and go to add money to their meters on time.

- Shoppers, restaurant customers, different business and service customers, office visitors as well as brief visitors in general are also our potential customers. Most individuals would rather pay for parking remotely when two hour limit is expired than leave the mall, restaurant, movie, hairdresser or dentist office.

We believe that overwhelming majority of persons 16 years of age and older own a mobile device. This means that anyone interested in our service can download our remote parking payment application, enter the simple needed data, and pay for parking using his credit card. Our application will be free to download; however, we plan to charge our customers $1 fee on top of the parking fee for each payment. We cannot guarantee that we will be able to find potential customers who will use our service, in which case our business may fail and we will have to cease our operations.

Competition

We have not identified any competitors in Montreal offering similar service. Due to the relatively low barriers to entry in the remote parking payment market, we expect competition from other emerging companies, including companies with customer base and working history. There can be no assurance that we can maintain a competitive position against future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

Initially, our service will be promoted by our President, Ms. Svetlana Gofman. As of today, we have not identified any potential customers. In order to attract potential customers, we intend to use marketing strategies, such as web advertisements, internet promotion tools on Facebook and Twitter, social networking and "word of mouth" advertising. We plan to print catalogues and flyers and mail them to potential customers. We also plan to use traditional advertising including newspapers, magazines, outdoor advertizing and direct mail. We plan to develop a website to market and display our service and our software applications.  As of the date of this prospectus we have registered a domain names for our website (parkking.ca). We intend to contract an independent web designer to design and develop our website.  We plan that our website will describe our service and applications in detail, show our contact information, troubleshooting information, terms of use, frequently asked questions. Our software applications for mobile devices will be also available on our website. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

We intend to spend from $10,000 to $32,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Agreement with Independent Contractor

On March 27, 2012 we signed an Independent Contractor's Agreement with Maxim Belov who agreed to develop remote payment application for mobile devices. The agreement with Maxim Belov contains the following material terms:

1. The price is US$ 5,000 for each application.

2. There are three different “Remote Payment services” software applications to be developed. One each for iDevices, Android and Blackberry Devices.

3. Pronto Corp. pays US$ 5,000 as a retainer to develop mobile applications and pays US$ 10,000 balance payment after the completion of development of mobile application including development and testing.

4. Pronto Corp. will reimburse Maxim Belov for reasonable and necessary expenses incurred in the performance of the Services; provided, however, that all such expenses shall be subject to Company's prior approval.

5. Maxim Belov agrees to deliver final software applications no later than 6 months after receiving the Retainer payment.

6. Maxim Belov acknowledges that he has no right to or interest in his work or product resulting from the Services performed, or any of the documents, reports or other materials created by Maxim Belov in connection with such Services, nor any right to or interest in any copyright. The owner of the final tested mobile software application “ Remote Payment Services “ for iDevices, Android and Blackberry Devices will be PRONTO CORP. PRONTO CORP will own 100% of all worldwide master rights to all the applications developed under the agreement by Maxim Belov.

7. Pronto Corp. does not agree to pay to Maxim Belov, and Maxim Belov agrees to accept there will be no royalty paid from software distribution.

A copy of the Independent Contractor's Agreement filed as Exhibit 10.1 to this registration statement. As of today we do not plan to retain other contactors for application development. If Maxim Belov decreased or terminated its relationship with us our business would likely fail if we are unable to find a substitute for him.

Svetlana Gofman, our president will be devoting approximately twenty hours per week to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Ms. Gofman has agreed to commit more time as required. Because Ms. Gofman will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Director Independence

Our board of directors is currently composed of one member, Svetlana Gofman, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Svetlana Gofman.

Offices

Our office is currently located at 909 Bay Street, Suite 812, Toronto, Ontario, Canada M5S 3G2. Our telephone number is (514) 513-7579. This is the office of our Director, Ms. Svetlana Gofman.  We do not pay any rent to Ms. Gofman and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulations

We do not believe that regulation will have a material impact on the way we conduct our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the industry in any jurisdiction which we would conduct activities.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Svetlana Gofman	25	President, Principal Executive Officer, Secretary, Treasurer,
909 Bay Street, Suite 812		Principal Financial Officer, Principal Accounting Officer
Toronto, Ontario, Canada M5S 3G2		and sole member of the Board of Directors.

The person named above has held heroffices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Gofman has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on December 22, 2011. From 2007 to December 2011she studied at Concordia University, John Molson School of Business, Montreal. She obtained a Bachelor degree in Commerce. Ms. Gofman owns 100% of the outstanding shares of our common stock.  Ms. Gofman intends to devote approximately twenty hours per week for planning and organizing activities of Pronto Corp.

During the past ten years, Ms. Gofman has not been the subject to any of the following events:

     1.  Any bankruptcy petition filed by or against any business of which Ms. Gofman was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Gofman’s involvement in any type of business, securities or banking activities.

     4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last year ending February 29, 2012 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Svetlana
Gofman	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Ms. Gofman will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Svetlana Gofman	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Svetlana Gofman	2,600,000	100%	2,600,000	50.98%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Gofman is the only "promoter" of our company.

Future sales by existing stockholders

A total of 2,600,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,600,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. We plan to conduct our offering in Canada and Europe. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

RELATED PARTY TRANSACTIONS

On January 20, 2012, we issued a total of 2,600,000 shares of restricted common stock to Svetlana Gofman, our sole officer and director in consideration of $2,600. Ms. Gofman is a sole promoter of our company.

Further, Ms. Gofman has advanced funds to us. As of May 31, 2012, Ms. Gofman advanced us $8,500. Money is not due on demand and Ms. Gofman will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Gofman. Ms. Gofman will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Gofman does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Gofman or the repayment of the funds to Ms. Gofman. The entire transaction was oral.

Ms. Gofman is providing us office space free of charge and we have a verbal agreement with Ms. Gofman that, if necessary, she will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle. Suite 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to February 29, 2012, included in this prospectus have been audited by, Sadler, Gibb & Associates, LLC as set forth in their report included in this prospectus. His report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

FINANCIAL STATEMENTS

Our fiscal year end is February 29. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (December 22, 2011) to February 29, 2012 immediately follow:

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pronto Corp.

We have audited the accompanying balance sheets of Pronto Corp. (the Company) as of February 29, 2012, and the related statements of operations, stockholders’ equity and cash flows from inception on December 22, 2011 through February 29, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Pronto Corp. as of February 29, 2012, and the results of their operations and their cash flows from inception on December 22, 2011 through February 29, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had net losses of $400 from inception on December 22, 2011 through February 29, 2012 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Farmington, UT

April 18, 2012

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
FEBRUARY 29, 2012
ASSETS
Current Assets
Cash	$2,700
Total current assets	2,700
Total assets	$2,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related party	$500
Total current liabilities	500
Total liabilities	500
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,600,000 shares issued and outstanding	2,600
Additional paid-in-capital	-
Deficit accumulated during the development stage	(400)
Total stockholders’ equity	2,200
Total liabilities and stockholders’ equity	$2,700

The accompanying notes are an integral part of these financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
From Inception (DECEMBER 22, 2011) to FEBRUARY 29, 2012
Revenues	$-
Expenses
General and administrative expenses	400
Net loss from operations	(400)
Net loss	$(400)
Loss per common share – basic	0.00
Weighted average number of common shares outstanding-basic	1,522,857

The accompanying notes are an integral part of these financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM DECEMBER 22, 2011 (INCEPTION) TO FEBRUARY 29, 2012
	Common Stock		Additional paid-in-capital	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value		Stage	Equity
Balance at Inception on December 22, 2011	-	$ -	$ -	$ -	$ -
Shares sold at $0.001 per share	2,600,000	2,600	-		2,600
Net loss for the period ended February 29, 2012	-	-		(400)	(400)
Balance at February 29, 2012	2,600,000	$ 2,600	$ -	$ (400)	$ 2,200

The accompanying notes are an integral part of these financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
From Inception (DECEMBER 22, 2011) to FEBRUARY 29, 2012
Operating Activities
Net loss	$(400)
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Expenses paid on behalf of company by related party	400
Net cash used in operating activities	-
Financing Activities
Advance from related party - Directors and stockholders	100
Sale of common stock	2,600
Net cash provided by financing activities	2,700
Net increase in cash and equivalents	2,700
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$2,700
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-
Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 29, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Pronto Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 22, 2011 to engage in the development and operation of a business engaged in the remote parking payment service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through February 29, 2012 the Company has not generated any revenue and has accumulated losses of $400.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $400 as of February 29, 2012 and further losses are anticipated in the development of its business which raises substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At February 29, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred advertising expense of $0 from Inception (December 22, 2011) to February 29, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted February 29 fiscal year end.

Valuation of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.  When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.  If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

In accordance with ASC 820, the Company’s financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of February 29, 2012 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  The Company has not recognized any revenue as of February 29, 2012.

Recent Accounting Pronouncements

I n September 2011, the FASB issued ASU 2011-08 to amend and simplify tests for goodwill impairment by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. The amendments in ASU 2011-08 are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this new guidance is not expected to have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04 to amend the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurement to (1) clarify the application of existing fair value measurement requirements and (2) change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The primary purpose of the amendments are to achieve common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. The amendments in ASU 2011-04 are to be applied prospectively for interim and annual periods beginning after December 15, 2011. Adoption of this new guidance is not expected to have a material impact on the Company’s financial statements.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On January 20, 2012  the Company issued 2,600,000 shares of its common stock at $0.001 per share for total proceeds of $2,600.

NOTE 3 – INCOME TAXES

As of February 29, 2012, the Company had net operating loss carry forwards of approximately $400 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

February 29, 2012
Federal income tax benefit attributable to:
Current Operations	$ 136
Less: valuation allowance	(136)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax assets are as follows:

February 29, 2012
Deferred tax asset attributable to:
Net operating loss carryover	$ 136
Less: valuation allowance	(136)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $400 for Federal income tax reporting purposes are subject to annual limitations.  Tax returns for the year ended February 29, 2012 are open for examination. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 4 – DUE TO RELATED PARTY

A director of the Company incurred $400 in Company related expenses.  The same director also lent $100 in cash to the Company.  The $500 amount owed is due on demand, non-interest bearing and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to February 29, 2012 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	MAY 31, 2012	FEBRUARY 29, 2012
ASSETS	(unaudited)
Current Assets
Cash	$92	$2,700
Total current assets	92	2,700
Total assets	$92	$2,700
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Advance from related party	$8,500	$500
Total current liabilities	8,500	500
Total liabilities	8,500	500
Stockholders’ Equity (deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,600,000 shares issued and outstanding	2,600	2,600
Deficit accumulated during the development stage	(11,008)	(400)
Total stockholders’ equity (deficit)	(8,408)	2,200
Total liabilities and stockholders’ equity (deficit)	$92	$2,700

The accompanying notes are an integral part of these condensed financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended MAY 31, 2012	From Inception (DECEMBER 22, 2011) to MAY 31, 2012
Revenues	$-	$-
Expenses
General and administrative expenses	5,108	5,508
Professional Fees	5,500	5,500
Net loss from operations	(10,608)	(11,008)
Net loss	$(10,608)	$(11,008)
Loss per common share – basic and diluted	0.00	0.00
Weighted average number of common shares outstanding-basic and diluted	2,600,000

The accompanying notes are an integral part of these condensed financial statements.

PRONTO CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended MAY 31, 2012	From Inception (DECEMBER 22, 2011) to MAY 31, 2012
Operating Activities
Net loss	$(10,608)	$(11,008)
Adjustments to reconcile net loss to net cash
from operating activities:
Expenses paid on behalf of company by related party	4,000	4,400
Net cash used in operating activities	(6,608)	(6,608)
Financing Activities
Advance from related party - Directors and stockholders	4,000	4,100
Sale of common stock	-	2,600
Net cash provided by financing activities	4,000	6,700
Net increase (decrease) in cash and equivalents	(2,608)	92
Cash and equivalents at beginning of the period	2,700	-
Cash and equivalents at end of the period	$92	$92
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-
Non-Cash Activities	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 1- CONDENSED STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at May 31, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's February 29, 2012 audited financial statements.  The results of operations for the periods ended March 31, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

Organization and Description of Business

Pronto Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 22, 2011 to engage in the development and operation of a business engaged in the remote parking payment service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through May 31, 2012 the Company has not generated any revenue and has accumulated losses of $11,008.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $11,008 as of May 31, 2012 and further losses are anticipated in the development of its business which raises substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

Going Concern (Continued)

they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At May 31, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred advertising expense of $0 from Inception (December 22, 2011) to May 31, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted February 29 fiscal year end.

Valuation of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.  When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.  If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

In accordance with ASC 820, the Company’s financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

Stock-Based Compensation

As of May 31, 2012 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  The Company has not recognized any revenue as of May 31, 2012.

Recent Accounting Pronouncements

I n September 2011, the FASB issued ASU 2011-08 to amend and simplify tests for goodwill impairment by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. The amendments in ASU 2011-08 are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this new guidance is not expected to have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04 to amend the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurement to (1) clarify the application of existing fair value measurement requirements and (2) change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The primary purpose of the amendments are to achieve common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. The amendments in ASU 2011-04 are to be applied prospectively for interim and annual periods beginning after December 15, 2011. Adoption of this new guidance is not expected to have a material impact on the Company’s financial statements.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On January 20, 2012  the Company issued 2,600,000 shares of its common stock at $0.001 per share for total proceeds of $2,600.

PRONTO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

MAY 31, 2012 (UNAUDITED)

NOTE 5 – DUE TO RELATED PARTY

A director of the Company incurred $4,400 in Company related expenses.  The same director also lent $4,100 in cash to the Company.  The $8,500 amount owed is due on demand, non-interest bearing and unsecured.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to May 31, 2012 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

[Back Page of Prospectus]

PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

PRONTO CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2012, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$8.60
Auditors Fees and Expenses	$2,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1,000.00
EDGAR Agent Fees	$500.00
TOTAL	$7,008.60

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Svetlana Gofman	January 20, 2012	2,600,000	$2,600.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of David Lubin & Associates, PLLC *
10.1	Independent Contractor's Agreement on March 27, 2012 *
10.2	Subscription Agreement *
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) *

* Previously Filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec, Canada on August 6 , 2012.

PRONTO CORP.

By:	/s/	Svetlana Gofman
	Name:	Svetlana Gofman
	Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Svetlana Gofman, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her  name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement of Pronto Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Svetlana Gofman
Svetlana Gofman	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 6 , 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Independent Contractor's Agreement on March 27, 2012 *
10.2	Subscription Agreement *
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) *

* Previously Filed